UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 27, 2004

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	(06-1110906)
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

37 N. ORANGE AVENUE, SUITE 500

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

(407) 926-6615

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(407) 926-6616

(REGISTRANT’S FACSIMILE NUMBER, INCLUDING AREA CODE)

WWW.PAINCAREINC.COM

(REGISTRANT’S WEBSITE ADDRESS)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On May 11, 2004, we announced we completed the merger with the business corporation owning the non-medical assets of Denver Pain Management, P.C. (“DPM”). DPM specializes in interventional pain management. The capital stock of DPM was acquired in a merger transaction from Robert E. Wright and Kenneth M. Alo, the shareholders. Dr. Wright has no prior relationship with us.

In our previous filing we advised that the total possible consideration to be paid to the shareholders of DPM was $7,500,000. The initial consideration to be paid to DPM’s stockholders was $3,750,000, which would be paid 50% in cash and 50% in PainCare’s common stock. The cash component of the initial consideration was to be paid no later than December 15, 2004 (subject to certain conditions subsequent) and the PainCare common shares were paid into trust (the release from which was pending the attachment of certain performance milestones). The remaining merger consideration (up to $3,750,000) was payable in three annual installments, provided that PainCare realizes at least $1,500,000 million per year in operating income from the practice.

Effective August 27, 2004, the parties entered into an addendum to their agreement whereby the initial consideration to be paid to the shareholders was reduced from $3,750,000 to $700,000 of which $100,000 is payable in cash and the balance, $600,000, is payable with 200,000 of our common shares priced at $3.00 per share. This closing consideration will be paid to the shareholders on or before September 3, 2004.

The remaining balance of the purchase price (up to $6,800,000) will be paid, if and when earned, over a three year period pursuant to an “earn out formula” based upon DPM’s financial performance. The remaining purchase price will be paid, if any, 50% in cash and 50% in PainCare common stock.

The parties also agreed to terminate the stock escrow agreement whereby the escrow agent will return the original escrow shares to PainCare for cancellation. Likewise, certain other conditions subsequent were terminated. All other material terms and conditions of the transaction remain unchanged.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS

Exhibits	Material Contracts
Exhibit 10.1	Addendum to Merger Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAINCARE HOLDINGS, INC.

Date: August 30, 2004	BY:	/s/ RANDY LUBINSKY
Chief Executive Officer and Director

Date: August 30, 2004	BY:	/s/ MARK SZPORKA
Chief Financial & Accounting Officer,
Secretary and Director